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Exhibit 1.01

[                        ] Shares1

DexCom, Inc.

Common Stock

PURCHASE AGREEMENT

April    , 2006

PIPER JAFFRAY & CO.
FIRST ALBANY CAPITAL INC.
LAZARD CAPITAL MARKETS LLC
MONTGOMERY & CO., LLC
As Representatives of the several
    Underwriters named in Schedule II hereto
c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

        DexCom, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company listed in Schedule I hereto under the heading "Designated Selling Stockholders" (the "Designated Selling Stockholders") and under the heading "Other Selling Stockholders" (the "Other Selling Stockholders," and together with the Designated Selling Stockholders, the "Selling Stockholders") severally propose to sell to the several Underwriters named in Schedule II hereto (the "Underwriters") an aggregate of [            ] shares (the "Firm Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of [            ] authorized but unissued shares of Common Stock to be issued and sold by the Company and [            ] outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company has also granted to the several Underwriters an option to purchase up to [            ] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

        The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the "Representatives").

Plus an option to purchase up to [            ] additional shares to cover over-allotments.

        1.     Registration Statement and Prospectus.    A registration statement on Form S-1 (File No. 333-133032) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

        If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Each part of such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, each part of such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, but not including a "free writing prospectus" as defined in Rule 405 of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time of its first use within the meaning of the Rules and Regulations. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        2.     Representations and Warranties of the Company and the Selling Stockholders.

          (a)   The Company represents and warrants to, and agrees with, the several Underwriters as follows:

            (i)    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, the Statutory Prospectus (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Act and the Rules and Regulations and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

            (ii)   As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

            (iii)  Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the "Time of Sale Disclosure Package"), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

              (1)   "Time of Sale" means    :00 **[a/p]m (Eastern time) on the date of this Agreement.

              (2)   "Statutory Prospectus" as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

              (3)   "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to

      Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a "bona fide electronic road show," as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act.

              (4)   "Issuer General Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV to this Agreement.

              (5)   "Issuer Limited-Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Rules and Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though it is not required to be filed with the Commission.

            (iv)    (A)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.

              (B)  (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an "excluded issuer" as defined in Rule 164 under the Act.

              (C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

            (v)   The financial statements of the Company, together with the related notes thereto, included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been derived from the accounting records of the Company and present fairly the information required to be stated therein. No schedules or other financial statements are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company's knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration

    Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act")) and (z) in the performance of their work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company's knowledge, future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

            (vi)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify might result in a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company, taken as a whole ("Material Adverse Change"). The Company does not, directly or indirectly, own or control any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

            (vii) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of options under the Company's existing stock option plans), or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change.

            (viii) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been so described.

            (ix)  There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

            (x)   This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

            (xi)  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived. Except as described or contemplated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

            (xii) Except as described in the Time of Sale Disclosure Package and the Prospectus, the Company possesses all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business; except as described in the Time of Sale Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

            (xiii) The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except those that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

            (xiv) The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company's business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Change. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption "Business—Intellectual Property", (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) except as set forth on Schedule III attached hereto, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company's knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or actions undertaken by the employee while employed with the Company. "Intellectual Property" shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

            (xv) The Company is not (A) in violation of its charter or by-laws; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

            (xvi) The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company's financial statements included in the Registration Statement.

            (xvii) The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule IV, the Company has not made any offer relating to the Securities that would constitute a "free writing prospectus" as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xvi) of this Agreement.

            (xviii) The Common Stock of the Company is registered and listed on the NASDAQ National Market ("NASDAQ") under the ticker symbol "DXCM." The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of NASDAQ. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. There are no affiliations with the National Association of Securities Dealers, Inc. (the "NASD") among the Company's officers or directors. A Registration Statement relating to the Common Stock on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act") has become effective.

            (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has been no change in the Company's internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

            (xx) The Company's board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Rule 4350(d)(2) of the Rules of the NASD (the "NASD Rules") and the Company's board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

    Neither the Company's board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (A) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in the Company's internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

            (xxi) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus which is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

            (xxii) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company: (A) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company ("Governmental Authority") alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

            (xxiii) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

            (xxiv) The Company (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.

            (xxv) The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

            (xxvi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

            (xxvii) Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

            (xxviii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

            (xxix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (xxx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

            (xxxi) The Company carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and the Company has (A) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.

            (xxxii) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (xxxiii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            (xxxiv) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

            (xxxv) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

            (xxxvi) The Company acknowledges and agrees that: (A) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or a Selling Stockholder on other matters; (B) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (C) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (D) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; and (E) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

          (b)   Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters as follows:

            (i)    Such Selling Stockholder is the record owner of, and has, and on the First Closing Date, will have, good and valid title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, proxies, equities or other encumbrances; and assuming that the Underwriters purchase such Securities without notice of any adverse claim (within the meaning of 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York), upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire good and valid title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, proxies, equities or other encumbrances. Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

            (ii)   Each Selling Stockholder has duly authorized, executed and delivered an Irrevocable Power of Attorney and Custody Agreement (the "IPA and Custody Agreement"), authorizing and directing, in the case of the Designated Selling Stockholders, Andrew P. Rasdal and Steven J. Kemper, or either of them, and in the case of the Other Selling Stockholders, David W. Stassen and Steven L.P. Schwen, or either of them, as attorneys-in-fact (the "Attorneys-in-Fact"), to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder; such IPA and Custody Agreement is a valid and binding obligation of such Selling Stockholder to American Stock Transfer & Trust Company, as Custodian (the "Custodian"), except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; pursuant to the IPA and Custody Agreement, the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

            (iii)  This Agreement and the IPA and Custody Agreement, have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid, legal and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the IPA and Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, unless such conflict, breach, violation or default would not adversely affect such Selling Stockholder's ability to perform any of its obligations under the Agreement and the IPA and Custody Agreement or any of the transactions contemplated hereby or thereby, (B) result in any violation of the provision of the charter, by-laws or other governing instruments of such Selling Stockholder, if applicable or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the IPA and Custody Agreement or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act, foreign securities laws or state securities laws or blue sky laws or under the rules and regulations of the NASD; and such Selling Stockholder has full power and authority to enter into this Agreement and the IPA and Custody Agreement and to consummate the transactions contemplated hereby and thereby including the sale of the Securities as contemplated by this Agreement.

            (iv)  If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization.

            (v)   The Securities to be sold by such Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

            (vi)  Such Selling Stockholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by any of the other Selling Stockholders pursuant to this Agreement.

            (vii) Such Selling Stockholder has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made any offer relating to the Securities that would constitute a "free writing prospectus" as defined in Rule 405 under the Act, except a Permitted Free Writing Prospectus authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xvi) hereof.

            (viii) Each Other Selling Stockholder represents and warrants that such Other Selling Stockholder has reviewed the "Principal and Selling Stockholders" section of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and that such sections of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Other Selling Stockholder. Each Designated Selling Stockholder represents and warrants that such Designated Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and neither the Registration Statement, the Time of Sale Disclosure Package nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Designated Selling Stockholder and, to the knowledge of such Designated Selling Stockholder, the Company, except that the foregoing, as it applies to statements regarding the Company, shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. All information relating to each Selling Stockholder furnished or confirmed in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or in the Time of Sale Disclosure Package is and will be true, complete and correct; and such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder under this Agreement by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

            (ix)  Such Selling Stockholder acknowledges and agrees that: (A) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between such Selling Stockholder and the Representatives has been created in respect of any of the transactions contemplated by this Agreement and the IPA and Custody Agreement, irrespective of whether the Representatives have advised or are advising the Company or a Selling Stockholder on other matters; (B) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (C) he, she or it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of such Selling Stockholder and that the Representatives have no obligation to disclose such interests and transactions to such Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (D) he, she or it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement and the IPA and Custody Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or such Selling Stockholder; and (E) he, she or it waives, to the fullest extent permitted by law, any claims he, she or it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this

    Agreement and the IPA and Custody Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to such Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of such Selling Stockholder, including stockholders, employees or creditors of such Selling Stockholder, as applicable.

            (x)   Such Designated Selling Stockholder does not have any reason to believe that the representations and warranties of the Company contained in paragraph (a) of this Section 2 are not true and correct in all material respects.

          (c)   Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

        3.     Purchase, Sale and Delivery of Securities.

          (a)   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [                        ] Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $[            ] per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

          The Firm Shares will be delivered by the Company, the Custodian and each Other Selling Stockholder to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, the Custodian and each Other Selling Stockholder, as appropriate, at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, the Custodian and each Other Selling Stockholder, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or such other location as may be mutually acceptable.

          (b)   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date," respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or such other location as may be mutually acceptable.

          (c)   It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

        4.     Covenants.

          (a)   The Company covenants and agrees with the several Underwriters as follows:

            (i)    If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file such amendment or supplement to the Registration Statement or Prospectus to which the Representatives shall reasonably object, unless legal counsel to the Company advises the Company in writing that such amendment or supplement is required by applicable laws or regulations.

            (ii)   The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

            (iii)  (A)  Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event shall occur or condition shall exist as a result of which the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

              (B)  If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (iv)  The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (up to a total of four of which will be signed and will include all consents and exhibits filed therewith, as you may request), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case at the time and in such quantities as you may from time to time reasonably request.

            (v)   During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the NASD, NASDAQ or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

            (vi)  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

            (vii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel and any counsel for the Selling Stockholders but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Underwriters' counsel incident to any required review by the NASD of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, (H) the fees and expenses of the Custodian (and any attorney-in-fact) and the cost of delivering and distributing the IPA and Custody Agreement, (I) all expenses incurred by the Selling Stockholders that are required to be paid by the Company pursuant to that certain Second Amended and Restated Investors' Rights Agreement, dated as of December 30, 2004, by and among the Company, the Selling Stockholders and certain additional stockholders of the Company (the "Rights Agreement") and (J) all other costs and expenses incident to the performance of its and the Selling Stockholders' obligations hereunder that are not otherwise specifically provided for herein. Notwithstanding clause (G) above, the parties agree that the Underwriters will bear the cost of chartering any aircraft for cross-country or overseas flights in connection with any road show presentation. Any aircraft expense, charter or commercial, other than for cross-country or overseas flights shall be paid by the party incurring such expense, unless otherwise mutually agreed upon in writing by the parties hereto. Except as set forth in the preceding two sentences, each Underwriter shall bear such Underwriter's costs of travel and lodging in connection with investor presentations on any road show undertaken in connection with the marketing of the Securities. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Designated Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Designated Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

            (viii) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

            (ix)  The Company will not, without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in their sole discretion), from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the "Lock-Up Period"), directly or indirectly, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (A) to the Underwriters pursuant to this Agreement, (B) to directors, employees or consultants of the Company pursuant to the Company's 1999 Stock Option Plan, the Company's 2005 Equity Incentive Plan or the Company's 2005 Stock Purchase Plan and (C) upon exercise or conversion of securities outstanding as of the date hereof. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (Y) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (Z) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Piper Jaffray & Co. waives, in writing, such extension. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

            (x)   The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement an agreement, in the form attached hereto as Exhibit A, from each of the Company's directors, executive officers and Selling Stockholders (the "Lock-Up Agreement"). The Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

            (xi)  The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

            (xii) Other than as contemplated by this Agreement, the Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (xiii) The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

            (xiv) The Company will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company is made known to them by others within the entity.

            (xv) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

            (xvi) The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

          (b)   Each Selling Stockholder severally covenants and agrees with the several Underwriters as follows:

            (i)    Each Selling Stockholder, severally and not jointly, agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement which are not otherwise being paid by the Company or by the Underwriters pursuant to this Agreement, including, without limitation, the underwriting discounts and commissions and taxes, if any, incident to the transfer and sale of the Securities sold by such Selling Stockholder hereunder. Each Designated Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(vii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Designated Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

            (ii)   If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder's part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

            (iii)  The Securities to be sold by each Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the IPA and Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the IPA and Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the IPA and Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger, should die or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

            (iv)  Such Selling Stockholder will not, without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in their sole discretion), during the Lock-Up Period, directly or indirectly, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (A) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Piper Jaffray & Co. waives, in writing, such extension. In addition, each Selling Stockholder agrees that, without the prior written consent of Piper Jaffray & Co., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock.

            (v)   Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (vi)  Each Other Selling Stockholder shall immediately notify you, so long as delivery of a prospectus relating to the Securities by an Underwriter or dealer is required under the Act, if any event occurs, or of any change in information or new information relating to such Other Selling Stockholder which results in the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented) or any Free-Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading. Each Designated Selling Stockholder agrees to immediately notify you, so long as delivery of a prospectus relating to the Securities by an Underwriter or dealer is required under the Act, if any event occurs, or of any change in information or new information relating to such Selling Stockholder or the Company, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer General Free-Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (vii) Such Selling Stockholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (viii) Such Selling Stockholder represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless he, she or it obtains the prior written consent of the Company and Piper Jaffray & Co., he, she or it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Such Selling Stockholder represents that he, she or it has treated or agrees that he, she or it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. Such Selling Stockholder represents that he, she or it has satisfied and agrees that he, she or it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

        5.     Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second

Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a)   The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b)   No Underwriter shall have advised the Company that (i) the Registration Statement, or any amendment thereof contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c)   Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

          (d)   On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Fenwick & West LLP, counsel for the Company, dated such Closing Date and addressed to you, as set forth in Exhibit B attached hereto.

          (e)   On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of King & Spalding LLP, special regulatory counsel for the Company, dated such Closing Date and addressed to you, as set forth in Exhibit C attached hereto.

          (f)    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Knobbe Martens Olson & Bear LLP, special intellectual property counsel for the Company, dated such Closing Date and addressed to you, as set forth in Exhibit D attached hereto.

          (g)   On the First Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Fenwick & West LLP, counsel for the Designated Selling Stockholders, dated the First Closing Date and addressed to you, as set forth in Exhibit E attached hereto.

          (h)   On the First Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Faegre & Benson LLP, counsel for the Other Selling Stockholders, dated the First Closing Date and addressed to you, as set forth in Exhibit F attached hereto.

          (i)    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (j)    On the date of this Agreement and each Closing Date you, as Representatives of the several Underwriters, shall have received a letter from Ernst & Young LLP, dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

          (k)   On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

            (i)    The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to such Closing Date;

            (ii)   No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

            (iii)  The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

          (l)    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder's Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

          (m)  The Underwriters shall have received all the Lock-Up Agreements referenced in Section 4(a)(x).

          (n)   The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

          (o)   At each Closing Date, the Company shall have submitted to NASDAQ a Notification Form: Listing of Additional Shares related to the Securities.

          (p)   At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

          All such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

        6.     Indemnification and Contribution.

          (a)   The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or at the instruction of, the Company in connection with the marketing of the offering of the Common Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

          In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b)   Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any Marketing Materials, including any road show or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that each of the Selling Stockholders shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for inclusion therein; and provided further, that no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. The indemnity agreement set forth herein is not exclusive of any agreement the Company may have with the Selling Stockholders relating to indemnification, and nothing contained in this Agreement shall affect any obligation or liability the Company may have to one or more of the Selling Stockholders, or one or more of the Selling Stockholders may have to the Company, pursuant to other agreements.

          In addition to its other obligations under this Section 6(b), each Selling Stockholder, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Selling Stockholders may otherwise have.

          (c)   Each Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and its affiliates, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with information provided in writing to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

          (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) or the second paragraph of subsection (b) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding.

          (e)   If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f)    The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. Notwithstanding anything herein to the contrary, in no event shall any Selling Stockholder be liable under the provisions of this Section 6 or as a result of any breach of the representations or warranties set forth in Sections 2(b)(viii) and 2(b)(x) for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received, after underwriting discounts and commissions, from the sale of the Securities pursuant to this Agreement.

          (g)   The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, and in (i) the table following the first paragraph, (ii) the second paragraph, (iii) the sixth paragraph, (iv) the eleventh paragraph, (v) the twelfth paragraph, (vi) the thirteenth paragraph and (vii) the fourteenth paragraph under the caption "Underwriting" in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

        7.     Representations and Agreements to Survive Delivery.    All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

        8.     Substitution of Underwriters.

          (a)   If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

          (b)   If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

          If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

        9.     Effective Date of this Agreement and Termination.

          (a)   This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(vii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

          (b)   You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on NASDAQ, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on NASDAQ, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

          (c)   If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company, each Other Selling Stockholder and an Attorney-in-Fact, on behalf of the Designated Selling Stockholders, shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you, each Other Selling Stockholder and an Attorney-in-Fact, on behalf of the Designated Selling Stockholders, shall be notified by the Company by telephone, confirmed by letter.

        10.   Default by One or More of the Selling Stockholders or the Company.    If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and either (i) the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I or (ii) the Company does not elect to offer additional Securities equal to the number of Securities which such defaulting Selling Stockholder or Selling Stockholders are obligated to sell hereunder, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

          In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

          If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

          No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

        11.   Notices.    Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: Charles K. Ruck; if to the Company, shall be mailed or delivered to it at 5555 Oberlin Drive, San Diego, California 92121, Attention: Chief Executive Officer, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attention: Gordon Davidson; if to any of the Designated Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the IPA and Custody Agreements, or in each case to such other address as the person to be notified may have requested in writing, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attention: Gordon Davidson; and if to any Other Selling Stockholder, at                        , with a copy to Faegre & Benson, LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, Attention: Steven Kennedy. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        12.   Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

        13.   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        14.   Counterparts.    This Agreement may be executed by facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,
DEXCOM, INC.
By	Andrew P. Rasdal Chief Executive Officer
DESIGNATED SELLING STOCKHOLDERS
By	Attorney-in-Fact
OTHER SELLING STOCKHOLDERS
By
Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule II hereto.
PIPER JAFFRAY & CO. FIRST ALBANY CAPITAL INC. LAZARD CAPITAL MARKETS LLC MONTGOMERY & CO., LLC
BY:	PIPER JAFFRAY & CO.
By	Vice President

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold
Designated Selling Stockholders
Other Selling Stockholders

Total

SCHEDULE II

Underwriter	Number of Firm Shares(1)
Piper Jaffray & Co.
First Albany Capital Inc.
Lazard Capital Markets LLC
Montgomery & Co., LLC

Total

(1)
The Underwriters may purchase up to an additional [            ] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

QuickLinks

  Exhibit 1.01
SCHEDULE I Selling Stockholders
SCHEDULE II